UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 2002


                          COMMUNITY WEST BANCSHARES
            (Exact name of registrant as specified in its charter)


                California                000-23575               77-0446957
   (State or other jurisdiction)  (Commission File Number)    (I.R.S. Employer
 of incorporation or organization)                           Identification No.)


         445 Pine Avenue, Goleta, California                 93117
      (Address of principal executive offices)            (Zip Code)


                                 (805) 692-1862
              (Registrant's telephone number, including area code)



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Item 5.  Other Events and Regulation FD Disclosure

1.  Consent Order with the OCC
    --------------------------

      On October 28, 2002, the Company's banking subsidiary, Goleta National Bank ("Goleta"), entered into a stipulation agreeing to the entry of a consent order (the "Consent Order") with its principal regulator, the Office of the Comptroller of the Currency (the "OCC"). Among other things, the Consent Order requires Goleta to (i) terminate by December 31, 2002 the arrangement under which ACE Cash Express, Inc. ("ACE") acts as an agent of Goleta for short-term consumer loans offered at ACE's stores, and (ii) without admitting or denying wrongdoing, pay a civil money penalty of $75,000.

      Background of the Consent Order. On March 23, 2000, Goleta entered into a formal agreement with the OCC (the "Formal Agreement"). The Formal Agreement required Goleta to maintain specified capital levels and adhere to specified operational and reporting requirements. In addition, in the past the OCC has expressed strong reservations about national banks, including Goleta, entering into arrangements with third parties to make short-term consumer loans, and believes that these arrangements expose the banks to significant strategic, reputational, compliance and transactional risks.

      As a result of a loss of loan application files for short-term consumer loans at one ACE store and allegations that the short-term consumer loan program involved excessive exceptions to Goleta's policies and procedures, the OCC recently examined the program to determine whether Goleta engaged in unsafe or unsound practices or failed to comply with applicable laws, rules or regulations. The OCC notified Goleta that it intended to charge Goleta with the following: (i) violations of the consumer protection provisions of the Equal Credit Opportunity Act, which requires that loan documents be retained for 25 months; (ii) violations of 12 C.F.R. Part 226, which requires that evidence of Truth in Lending Act disclosures be preserved for 24 months; (iii) violations of certain of the safety and soundness guidelines in the Interagency Guidelines Establishing Standards for Safety and Soundness (Appendix A of 12 C.F.R. Part 30 ) and the customer privacy protections set forth in the Gramm-Leach-Bliley Act (Appendix B of 12 C.F.R. Part 30 and Part 40); and (iv) unsafe or unsound banking practices related to Goleta's short-term consumer loans, including Goleta's management of ACE as the provider of services for the short-term consumer loans.

      In the interest of cooperation, compromise and settlement, and without any admission or denial of wrongdoing by Goleta, the OCC and Goleta entered into a Stipulation and Consent to the Issuance of a Consent Order dated October 28, 2002. The Consent Order replaces the Formal Agreement.

      ACE entered into its own stipulation for the entry of a consent order with the OCC, which has provisions that are similar in some respects to the provisions of the Consent Order but differ in other respects, on October 25, 2002.

      Summary of the Consent Order. The following summary of the Consent Order does not purport to be a complete statement of its terms, and is qualified in

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its entirety by reference to the text of the Consent Order and the related
Stipulation, which are attached to this Report as Exhibits 10.13 and 10.14, respectively, and are incorporated herein by this reference.

      The Consent Order provides, among other things, for the following:

      .  Goleta will submit monthly progress reports to the OCC.

      . On or before December 31, 2002, Goleta will cease all actions related to the origination, renewal or rollover of short-term consumer loans, and on or before November 1, 2002, ACE will assume, indemnify and hold Goleta harmless for 100% of the costs, expenses, legal fees, damages and related liabilities from third-party claims in accordance with the terms of Goleta's agreement with ACE.

      . Goleta will provide written notice to 641 short-term consumer loan applicants whose files are missing from one ACE store. No later than February 15, 2003, Goleta will begin a loan file audit, first randomly sampling 5% of the loan files at each ACE store (except those already reviewed by Goleta's Quality Assurance Department) to verify the physical presence of applicants' loan files. If sampling reveals more than one file missing at a store, Goleta will physically verify the presence of all of the files generated at that store since June 30, 2002. If any applicant files are not located, Goleta will notify the applicant in writing of the missing documents.

      . Without admitting or denying any wrongdoing, Goleta will pay a civil money penalty of $75,000 to the OCC within ten days of the Consent Order.

      . Within 90 days of the Consent Order, Goleta will adopt a written strategic plan covering at least a three-year period.

      . Goleta will maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 capital at least equal to 7% of adjusted total assets; develop a three-year capital program to maintain adequate capital; and refrain from paying dividends without the approval of the OCC.

      . Goleta will develop a written profit plan and submit quarterly performance reports.

      . Goleta will develop and implement a written risk management program and adopt general procedures addressing compliance management, internal control systems and education of employees regarding laws, rules and regulations.

      . Goleta will document the information it has relied on to value loans held on its books, servicing rights, deferred tax assets and liabilities and interest-only assets, and submit the documentation to the OCC on a quarterly basis.

      . Goleta will correct each violation of law, rule or regulation cited in any report of examination.

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      .  Goleta will prepare, and submit to the OCC for its prior approval, a written analysis of any new product or service or significant expansion of any existing product or service.

      Effect on the Company of the Consent Order. The Company's short-term consumer loan program contributed $1.2 million and $ 3.0 million to indirect and overhead expenses, income taxes and profits for the three and nine months ended September 30, 2002, respectively. The Company is developing a strategic plan to replace the income derived from short-term consumer loans. Management believes that this strategy will result in products that are less complex to manage than short-term consumer loans and will reduce the Company's risk of litigation, regulatory compliance burdens and exposure to negative publicity and reputational damage. However, this strategy will take time to accomplish, and the Company cannot give any assurance that it will ultimately succeed.

      During the quarter ended September 30, 2002, the Company established a reserve for certain civil money penalties and other costs to be incurred in connection with Goleta's compliance with the Consent Order in withdrawing from the short-term consumer loan program. However, it is anticipated that other non-recoverable costs may be incurred. Management believes that it will not be able to estimate the full amount of these other costs to be incurred in connection with the termination of the arrangement with ACE and complying with the Consent Order until it begins the process of auditing the ACE loan files as required in the Consent Order. Accordingly, at this time the Company cannot accurately estimate all costs of ending the short-term consumer loan program

      The loss of income derived from short-term consumer loans and the costs of terminating the arrangement with ACE and complying with the Consent Order may materially harm the Company's financial results.

2.  Amendment No. 3 to Master Loan Agency Agreement
    -----------------------------------------------

     On November 1, 2002, to accomplish the termination of their short-term consumer loan arrangement that is required by the Consent Order, Goleta and ACE entered into Amendment Number 3 (the "Amendment") to Master Loan Agency Agreement, dated August 11, 1999, as amended by Amendment No. 1 thereto dated March 29, 2001, and Amendment No. 2 thereto dated June 30, 2001 (the "Master Loan Agency Agreement").

      The following summary of the Amendment does not purport to be a complete statement of its terms, and is qualified in its entirety by reference to the text of the Amendment, which is attached to this Report as Exhibit 10.15, and Amendment No. 1 to the Collection Servicing Agreement between Goleta and ACE, which is attached to this Report as Exhibit 10.16, each of which is incorporated herein by this reference, and to the text of the Master Loan Agency Agreement, which was filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and is incorporated herein by this reference.

      The principal terms of the Amendment are as follows:

      . The Master Loan Agency Agreement, except for specified provisions, will terminate on the later of December 31, 2002, or such later date as the OCC may permit.
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      .  If Goleta incurs losses after November 1, 2002 as a result of third-party claims related to short-term consumer loans, ACE will indemnify Goleta for 100% of the losses (including all costs and legal fees), regardless of when the short-term consumer loan was made or when the claim was brought.

      . If Goleta incurred losses before November 1, 2002 as a result of third-party claims related to short-term consumer loans, ACE will indemnify Goleta for 95% of the losses related to loans originally made before April 1, 2001, and 90% of the losses related to loans originally made after April 1, 2001. Goleta will be responsible for the remaining 5% or 10% of such losses.

      . Goleta will remain responsible for any losses that might arise from willful misconduct by Goleta, violations of third-party intellectual property rights in the use of Goleta's loan-scoring software, and fines and penalties imposed by regulators.

      . If ACE incurred losses before November 1, 2002 as a result of third-party claims related to short-term consumer loans, Goleta will indemnify ACE for 5% of the losses related to loans originally made before April 1, 2001, and 10% of the losses related to loans originally made after April 1, 2001.

      . ACE will continue to service and collect the existing short-term consumer loans after December 31, 2002, under the terms of Amendment No. 1 to the Collection Servicing Agreement.

      . Goleta will sell to ACE Goleta's loan-scoring software, for which ACE will pay $10,000.

      . The Company will sell to ACE 100% of the Company's interest in ePacific, Incorporated, a transaction processing company, for which ACE will pay $15,000. The percentage of the Company's interest sold to ACE may be reduced if other stockholders of ePacific, Incorporated exercise their co-sale rights and participate in the sale.

      . After December 31, 2002, ACE and Goleta will each provide the other access to information about the existing short-term consumer loans. ACE can continue to use confidential information to the extent reasonably necessary to collect the loans.

      . The Amendment specifies procedures for ACE to provide loan account documentation to Goleta, and for the preservation or destruction of loan documents. Costs of delivering documents requested by Goleta for the loan file audit required under the Consent Order will be paid by ACE.

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Item 7.  Financial Statements and Exhibits

      (c)  Exhibits:

      10.13 Consent Order issued by the Office of the Comptroller of the Currency, dated October 28, 2002.

      10.14 Stipulation and Consent to the Issuance of a Consent Order by the Office of the Comptroller of the Currency, dated October 28, 2002.

      10.15 Amendment Number 3 to Master Loan Agency Agreement between Goleta National Bank and Ace Cash Express, Inc., dated as of November 1, 2002.

      10.16 Amendment Number 1 to Collection Servicing Agreement between Goleta National Bank and Ace Cash Express, Inc., dated as of November 1, 2002.

      99.1 Press release dated October 29, 2002, entitled "Goleta National Bank Announces Agreement to End Short-Term Loan Program."

      99.2 Press release dated November 1, 2002, entitled "Community West Bancshares Announces Third Quarter Results."

Item 9.  Regulation FD Disclosure

      On October 29, 2002, the Company published a press release concerning the Consent Order and the Amendment. The text of the press release is attached to this Report as Exhibit 99.1, and is incorporated herein by this reference.

      On November 1, 2002, the Company published a press release concerning the Company's earnings for the quarter ended September 30, 2002 and the Amendment. The text of the press release is attached to this Report as Exhibit 99.2, and is incorporated herein by this reference.




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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November 1, 2002        COMMUNITY WEST BANCSHARES

                                 By: /s/ Stephen W.Haley
                                     -------------------

                                     Stephen W. Haley
                                     President and Chief Operating Officer

























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